FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-08

From:	Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 11/20/25 13:07:33 UTC-5:00
Subject:	BANK5 2025-5YR18 **IO PRICING SPOTS**

TSY
3yr	99-28
5yr	99-26¼